Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS Fourth quarter and fiscal year end financial results

San Jose, CA – October 28, 2019. Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the fourth quarter and fiscal year ended September 28, 2019.

“We delivered good financial results per our plan for the fourth quarter. The team did an excellent job driving operational efficiency and mix improvements which led to better than expected operating margin, non-GAAP earnings per share and free cash flow,” stated Jure Sola, Executive Chairman.

“Our focus on operational execution and financial excellence is evident in our strong fiscal 2019 results. Revenue grew 16 percent, operating margin expanded 110 basis points to 4.1 percent, non-GAAP earnings per share increased 60 percent to $3.40 compared to fiscal 2019 and we delivered strong free cash flow of $256 million. I am proud of our team for delivering solid results in fiscal 2019,” concluded Sola.

(In thousands, except per share data)	Q4:2019	Q3:2019	Q4:2018	FY:2019	FY:2018
Revenue	$1,892,207	$2,026,995	$1,876,335	$8,233,859	$7,110,130
GAAP:
Operating income	$63,085	$67,374	$9,819	$286,117	$119,441
Operating margin	3.3%	3.3%	0.5%	3.5%	1.7%
Net income (loss)	$19,757	$42,921	$782	$141,515	$(95,533)
Diluted earnings (loss) per share(1)	$0.27	$0.60	$0.01	$1.97	$(1.37)
Non-GAAP:(2)
Operating income	$79,627	$81,087	$58,749	$333,892	$212,800
Operating margin	4.2%	4.0%	3.1%	4.1%	3.0%
Net income	$60,611	$59,173	$42,546	$243,998	$155,912
Diluted earnings per share	$0.84	$0.82	$0.60	$3.40	$2.13

(1)Fiscal 2018 GAAP loss per share includes a non-cash tax charge of $2.33 per share as a result of the U.S. Tax Cuts & Jobs Act and a non-cash goodwill impairment charge of $0.44 per share.

(2)Non-GAAP financial measures exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations), impairment charges for goodwill and other assets, amortization expense and charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, deferred tax and discrete tax items, all to the extent material in the applicable period. See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP results contained in this release to their most directly comparable GAAP measures is included in the financial statements furnished with this release.

Balance Sheet and Cash Flow

▪	Ending cash and cash equivalents: $454.7 million

▪	Cash flow from operations: Q4 $190.2 million and FY’19 $383.0 million

▪	Free cash flow: Q4 $161.0 million and FY’19 $255.8 million

Expanded Share Repurchase Program

In line with Sanmina’s capital allocation priorities and confidence in our future cash generation, the Board of Directors has authorized the repurchase of up to an additional $200 million of Sanmina’s common stock. The new stock repurchase program has no expiration date. As of September 28, 2019, $100.8 million remained available under the current program approved in September 2017. This brings the outstanding Board authorized common stock repurchase amount to $300.8 million. Since the beginning of fiscal 2014, the Company has repurchased approximately 26.4 million shares for approximately $649 million. The Company continues to view its share repurchase program as opportunistic.

Company-wide Right-sizing Plan

On October 28, 2019, the Company adopted a company-wide right-sizing plan. Under this plan, the Company expects to incur restructuring charges of approximately $10 million to $20 million, consisting primarily of cash severance costs.

First Quarter Fiscal 2020 Outlook

The following outlook is for the first fiscal quarter ending December 28, 2019. These statements are forward-looking and actual results may differ materially.

▪	Revenue between $1.725 billion to $1.825 billion

▪	GAAP diluted earnings per share between $0.52 to $0.62

▪	Non-GAAP diluted earnings per share between $0.65 to $0.75

“We expect demand to be soft in the first half of the fiscal year as a result of excess inventory in the channel, slower than anticipated 5G deployment and global economic uncertainty. As a result, we have initiated a plan to right size the organization to further improve operational efficiencies and optimize our cost structure. This right-sizing, coupled with our focus on the quality of our revenue, will support our ongoing operating margin, non-GAAP earnings per share and cash generation objectives,” stated Hartmut Liebel, Chief Executive Officer.

“Our leading edge technology, market diversification, operational excellence and financial discipline are key differentiators for Sanmina. Our strong team is well positioned to deliver superior service, innovation and support to our customers as well as enhanced value for our stockholders. I am excited about Sanmina’s future,” concluded Liebel.

Company Conference Call Information

Sanmina will hold a conference call to review its financial results for the fourth quarter on Monday, October 28, 2019 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 877-273-6760 and international 706-634-6605. The conference will also be webcast live over the Internet. You can log on to the live webcast at www.sanmina.com. Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com. A replay of the conference call will be available for 48-hours. The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 7073198.

About Sanmina

Sanmina Corporation, a Fortune 500 company, is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the communications networks, cloud solutions, industrial, defense, medical and automotive. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.

Sanmina Safe Harbor Statement

Certain statements contained in this press release, including the Company's outlook for the first quarter and the expected cost and anticipated benefits of the Company’s right-sizing plan, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including adverse changes to the key markets we target; significant uncertainties that can cause our future sales and net income to be variable; reliance on a small number of customers for a substantial portion of our sales; risks arising from our international operations; the amount of restructuring charges relating to the Company-wide right-sizing plan actually recorded in the first quarter; and the other factors set forth in the Company's annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Sanmina Contact

Paige Melching

Vice President, Investor Relations

408-964-3610

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Balance Sheets

(in thousands)

(GAAP)

	September 28,	September 29,
	2019	2018
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$454,741	$419,528
Accounts receivable, net	1,128,379	1,177,219
Contract assets	396,300	-
Inventories	900,557	1,374,004
Prepaid expenses and other current assets	40,952	43,676
Total current assets	2,920,929	3,014,427

Property, plant and equipment, net	630,647	642,913
Deferred tax assets	279,803	344,124
Other	74,134	83,669
Total assets	$3,905,513	$4,085,133

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,336,914	$1,547,399
Accrued liabilities	180,107	136,427
Accrued payroll and related benefits	127,647	124,748
Short-term debt, including current portion of long-term debt	38,354	593,321
Total current liabilities	1,683,022	2,401,895

Long-term liabilities:
Long-term debt	346,971	14,346
Other	232,947	196,048
Total long-term liabilities	579,918	210,394

Stockholders' equity	1,642,573	1,472,844
Total liabilities and stockholders' equity	$3,905,513	$4,085,133

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	Sept. 28,	Sept. 29,	Sept. 28,	Sept. 29,
	2019	2018	2019	2018

Net sales	$1,892,207	$1,876,335	$8,233,859	$7,110,130
Cost of sales	1,750,503	1,755,252	7,641,921	6,646,347
Gross profit	141,704	121,083	591,938	463,783

Operating expenses:
Selling, general and administrative	66,050	60,516	260,032	250,924
Research and development	6,244	6,774	27,552	30,754
Restructuring and other costs	6,325	43,974	18,237	62,664
Total operating expenses	78,619	111,264	305,821	344,342

Operating income	63,085	9,819	286,117	119,441

Interest income	223	204	1,111	1,268
Interest expense	(6,421)	(7,410)	(30,763)	(27,734)
Other income (expense), net	(2,481)	817	(10,846)	4,564
Interest and other, net	(8,679)	(6,389)	(40,498)	(21,902)

Income before income taxes	54,406	3,430	245,619	97,539

Provision for income taxes	34,649	2,648	104,104	193,072

Net income (loss)	$19,757	$782	$141,515	$(95,533)

Basic income (loss) per share	$0.28	$0.01	$2.05	$(1.37)
Diluted income (loss) per share	$0.27	$0.01	$1.97	$(1.37)

Weighted-average shares used in computing per share amounts:
Basic	69,898	68,236	69,129	69,833
Diluted	72,294	71,500	71,678	69,833

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	Sept. 28,	June 29,	Sept. 29,	Sept. 28,	Sept. 29,
	2019	2019	2018	2019	2018
GAAP Operating Income	$63,085	$67,374	$9,819	$286,117	$119,441
GAAP operating margin	3.3%	3.3%	0.5%	3.5%	1.7%
Adjustments:
Stock compensation expense (1)	10,266	8,136	4,127	30,844	32,825
Amortization of intangible assets	190	190	1,092	1,206	6,516
Reversal of contingent consideration accrual (2)	-	-	-	-	(4,812)
Distressed customer charges (3)	(49)	(804)	(73)	(1,752)	(926)
Restructuring costs	2,411	6,191	13,174	13,753	29,146
Goodwill and other asset impairments	3,724	-	30,610	3,724	30,610
Non-GAAP Operating Income	$79,627	$81,087	$58,749	$333,892	$212,800
Non-GAAP operating margin	4.2%	4.0%	3.1%	4.1%	3.0%

GAAP Net Income (Loss)	$19,757	$42,921	$782	$141,515	$(95,533)

Adjustments:
Operating income adjustments (see above)	16,542	13,713	48,930	47,775	93,359
Litigation settlements (4)	-	(830)	(475)	(830)	(762)
Adjustments for taxes (5)	24,312	3,369	(6,691)	55,538	158,848
Non-GAAP Net Income	$60,611	$59,173	$42,546	$243,998	$155,912

GAAP Net Income (Loss) Per Share:
Basic	$0.28	$0.62	$0.01	$2.05	$(1.37)
Diluted	$0.27	$0.60	$0.01	$1.97	$(1.37)

Non-GAAP Net Income Per Share:
Basic	$0.87	$0.85	$0.62	$3.53	$2.23
Diluted	$0.84	$0.82	$0.60	$3.40	$2.13

Weighted-average shares used in computing GAAP per share amounts:
Basic	69,898	69,499	68,236	69,129	69,833
Diluted	72,294	72,007	71,500	71,678	69,833

Weighted-average shares used in computing non-GAAP per share amounts:
Basic	69,898	69,499	68,236	69,129	69,833
Diluted	72,294	72,007	71,500	71,678	73,200

(1) Stock compensation expense was as follows:

Cost of sales	$2,711	$2,729	$1,833	$9,757	$8,187
Selling, general and administrative	7,550	5,328	3,164	20,807	25,206
Research and development	5	79	(870)	280	(568)
Total	$10,266	$8,136	$4,127	$30,844	$32,825

(2)	Represents a reduction in an accrual for contingent consideration related to an acquisition completed in a previous period.

(3)	Relates to recovery of previously written-off inventory and bad debt associated with distressed customers.

(4)	Represents cash received in connection with certain litigation settlements.

(5) GAAP provision for income taxes	$34,649	$15,704	$2,648	$104,104	$193,072

Adjustments:
Tax impact of operating income adjustments	337	263	990	957	1,889
Discrete tax items	(3,983)	2,240	177	(3,357)	3,230
Other deferred tax adjustments	(20,666)	(5,872)	4,220	(53,138)	(2,871)
Impact of US Tax Reform	-	-	1,304	-	(161,096)

Subtotal - adjustments for taxes	(24,312)	(3,369)	6,691	(55,538)	(158,848)
Non-GAAP provision for income taxes	$10,337	$12,335	$9,339	$48,566	$34,224

Q1 FY20 Earnings Per Share Outlook*:

	Q1 FY20 EPS Range
	Low	High
GAAP diluted earnings per share	$0.52	$0.62
Stock compensation expense	$0.13	$0.13
Non-GAAP diluted earnings per share	$0.65	$0.75

Q4 FY19 Earnings Per Share Outlook:

	Q4 FY19 EPS Range
	Low	High
GAAP diluted earnings per share	$0.61	$0.71
Stock compensation expense	$0.12	$0.12
Non-GAAP diluted earnings per share	$0.73	$0.83

*	Due to uncertainty regarding the timing of recognition of restructuring charges that will be incurred during the first half of fiscal 2020 in connection with the Company’s rightsizing plan, the Q1 FY20 outlook for GAAP EPS does not include an estimate of restructuring charges.

Schedule 1

The commentary and financial information above includes non-GAAP measures of operating income, operating margin, net income and diluted earnings per share. Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other infrequent items, as adjusted for taxes, to the extent material or which we consider to be of a non-operational nature in the applicable period, and as more fully described below.

Management excludes these items principally because such charges are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of the ongoing, core business. The material limitations to management’s approach include the fact that the charges and expenses excluded are nonetheless charges required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results back to GAAP in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of stock options and unvested restricted stock units granted to employees, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of stock options in each quarter. In addition, given the fact that competitors grant different amounts and types of equity award and may use different option valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Infrequent Items, which consist of other infrequent or unusual items (including charges associated with distressed customers, litigation settlements and gains and losses on sales of assets and redemptions of debt), to the extent material or non-operational in nature, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing core operations. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we include in our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.  Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates.  In those jurisdictions where we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.